UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 6, 2005

CONCENTRA OPERATING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 1200 - West Tower Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosures.

On September 7, 2005, Concentra Operating Corporation (the “Company”) is scheduled to make a presentation to its senior lenders with respect to the refinancing of the Company’s senior secured credit facility. The Company is undertaking this refinancing in connection with the Company’s planned acquisition of Beech Street Corporation, which the Company currently expects to complete at or around the end of the third quarter of 2005. As a part of the refinancing, the Company intends to replace its existing senior indebtedness with a $525 million term loan and a $150 million revolving credit facility. A copy of certain slides from this presentation to the Company’s senior lenders is being furnished as an Exhibit 99.1 to this report.

The Company also discloses that four of its 268 occupational healthcare centers are located in areas affected by the recent Hurricane Katrina. The Company currently believes that it may be able to recommence operations in two of these occupational healthcare centers during the fourth quarter of 2005. The Company continues to evaluate the status of its two other occupational healthcare centers located in the affected areas.

Limitation on Incorporation by Reference.

In accordance with general instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Presentation Slides from the Company’s Scheduled September 7, 2005 Presentation to its Senior Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION (Registrant)

By:	/s/ Richard A. Parr II
Name:	Richard A. Parr II
Title:	Executive Vice President, General Counsel & Corporate Secretary

Date: September 6, 2005

INDEX TO EXHIBITS

EXHIBIT NUMBER
99.1	Presentation Slides from the Company’s Scheduled September 7, 2005 Presentation to its Senior Lenders